Exhibit 12.1

Craig A. Huffman, Esquire 4910 Creekside Drive Suite K Clearwater, Florida 33760

August 14, 2026	Item 12.1

Recreatives Industries, Inc.

1936 59th Terrace East

Bradenton, Florida 34203

Re: Opinion of Counsel — Offering Statement on Form 1-A under Regulation A of the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to Recreatives Industries, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of an offering statement on Form 1-A (as amended or supplemented from time to time, the “Offering Statement”) pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), relating to the qualification of the offer and sale by the Company of up to Two Million Five Hundred Thousand Dollars ($2,500,000) in shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share, at a price per Share of $0.01, resulting in a maximum number of Shares to be offered and sold of two hundred fifty million (250,000,000) Shares as further described in the Offering Statement. This opinion is being furnished for filing as Exhibit 12.1 to the Offering Statement.

For purposes of rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Offering Statement, including the Preliminary Offering Circular forming a part thereof; (ii) the Amended and Restated Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Nevada, and all amendments and certificates of designation thereto in effect on the date hereof (collectively, the “Articles”); (iii) the Bylaws of the Company, as currently in effect (the “Bylaws”); (iv) resolutions of the Board of Directors of the Company authorizing the offering, issuance and sale of the Shares pursuant to the Offering Statement; (v) the form of Subscription Agreement filed as an exhibit to the Offering Statement; (vi) a certificate of an officer of the Company as to certain factual matters; (vii) a certificate of good standing for the Company issued by the Secretary of State of the State of Nevada; and (viii) such other corporate records, certificates of public officials and other documents, and we have reviewed such questions of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Email: Craig@securuslawgroup.com	Phone: (813) 504-7831	1

Craig A. Huffman, Esquire 4910 Creekside Drive Suite K Clearwater, Florida 33760

In our examination, we have assumed, without independent verification: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies; (v) that the certificates and other documents described above are true, complete and correct, and that the factual matters certified to therein remain true, complete and correct as of the date hereof; (vi) that the persons identified to us as officers and directors of the Company are duly elected or appointed and validly serving as such; (vii) that, prior to the issuance of any Shares, the Offering Statement will have been qualified by the Commission under the Securities Act and will not have been suspended or withdrawn; (viii) that the Shares will be issued and sold in the manner described in the Offering Statement and in accordance with the resolutions of the Board of Directors of the Company referred to above and the form of Subscription Agreement; and (ix) that the Company will receive the consideration for each Share required to be paid therefor under the Offering Statement, the Subscription Agreement, and the resolutions of the Board of Directors of the Company referred to above, which consideration will not be less than the par value of such Share.

Based upon and subject to the foregoing, and the qualifications and limitations set forth below, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for in the manner contemplated by the Offering Statement, and in accordance with the resolutions of the Board of Directors of the Company authorizing such issuance and the form of Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Nevada Revised Statutes Chapter 78 (the Nevada general corporation law), including the statutory provisions and all applicable reported judicial decisions interpreting the same. We express no opinion as to the laws of any other jurisdiction, or as to the federal laws of the United States of America (including, without limitation, the federal securities laws), or as to the securities or “blue sky” laws of any state, including the State of Nevada.

We have not been engaged to examine, and we have not examined, the Offering Statement for the purpose of determining the accuracy or completeness of the information contained therein, or for the purpose of determining the compliance or conformity thereof with the rules and regulations of the Commission or the requirements of Regulation A under the Securities Act, and we express no opinion with respect thereto.

Email: Craig@securuslawgroup.com	Phone: (813) 504-7831	2

Craig A. Huffman, Esquire 4910 Creekside Drive Suite K Clearwater, Florida 33760

We hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement, and to the reference to our firm under the captions “Legal Matters” and “Interests of Named Experts and Counsel” in the offering circular contained in the Offering Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is rendered as of the date first written above, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention, or any changes in law that may hereafter occur.

Respectfully submitted,

Craig A. Huffman

Email: Craig@securuslawgroup.com	Phone: (813) 504-7831	3